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                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [ ] Definitive proxy statement

    [X] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                             CHRYSLER CORPORATION
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           (Name of Registrant as Specified in Its Charter)


                             CHRYSLER CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

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    [X] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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                             [CHRYSLER LETTERHEAD]

May 3, 1995

Dear Chrysler Stockholder:

     There has been a great deal of publicity recently about your Company and its plans for the future. With our 1995 Annual Meeting approaching, I want to assure you that your Board of Directors and the entire Chrysler management team are committed to continuing to build value for all Chrysler stockholders. We are committed to achieving value in a real way -- by following Chrysler's long-term business strategy.

     That strategy is succeeding. In 1994, Chrysler had its best retail sales year in history, selling 2,451,735 vehicles in the United States and Canada, an 8% increase over 1993. In addition, for 1994 Chrysler reported record net earnings of $3.7 billion and record total sales and revenues of $52.2 billion. We also increased the dividend to stockholders by 167%.

     We are working hard to build on our recent success. To do so, we must maintain a strong financial foundation so that we can compete effectively in the future. For this reason, Chrysler has, like its principal competitors, adopted a financial strategy to enable it to continue investing in new products throughout its business cycle.

     Chrysler sets its cash target carefully with these goals in mind. To the extent that the Company generates cash in excess of its target, and after taking into account opportunities for investment in our core businesses and changes in business conditions, Chrysler plans to use any excess to create additional stockholder value, through share repurchases or increased dividends.

     We believe we're on the right course to build value for Chrysler stockholders. We were glad to hear recently that so many of you agree.

                                          Sincerely,

                                          [SIG.]

                                          Robert J. Eaton
                                          Chairman of the Board
                                          Chief Executive Officer

                                   IMPORTANT

     IF YOU HAVE NOT ALREADY DONE SO, WE URGE YOU TO SIGN, DATE AND MAIL YOUR PROXY CARD TODAY. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CALL GEORGESON & COMPANY, INC. TOLL-FREE AT 1-800-223-2064

12000 Chrysler Drive
Highland Park, MI 48288-0001